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DELL INC.

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DELL ANNOUNCES ADJOURNMENT OF ANNUAL MEETING

ROUND ROCK, Texas, July 16, 2010 – Dell announced today that it convened its 2010 annual meeting of stockholders on Friday, July 16, 2010, and adjourned the annual meeting until Thursday, Aug. 12, 2010, at 8:00 a.m., Central Daylight Time. The annual meeting was adjourned to allow the company’s stockholders a reasonable amount of time to consider information about the previously reported investigation by the U.S. Securities and Exchange Commission (SEC) and related settlement discussions with the SEC staff. Information regarding the foregoing matters, when finalized, will be provided in a supplement to Dell’s annual meeting proxy statement dated May 27, 2010.

The reconvened annual meeting will be held at the Dell Round Rock Campus, 501 Dell Way, Building 2-East, Houston/Dallas conference rooms, Round Rock, Texas 78682. Stockholders also will be able to attend and participate in the reconvened annual meeting via the Internet at www.dell.com/investor. Prior to adjournment of the annual meeting, Michael Dell, chairman and CEO, and Brian Gladden, chief financial officer, shared their perspective on the company’s strategy and financial goals.

About Dell
Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com.

Forward-looking Statements
Statements in this release that relate to future results and events (including statements about potential settlements of the SEC investigation) are forward-looking statements and are based on Dell's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including that Dell can give no assurance as to the ultimate outcome of the SEC investigation, whether and when any settlements with the SEC might occur, the terms or conditions of any settlements, or the potential impact of any resolution of this matter on Dell’s business, as well as the other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended January 29, 2010. Dell assumes no obligation to update its forward-looking statements.

Dell is a trademark of Dell Inc.
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Contact Information
Media Contacts: (512) 728-4100
David Frink	Dell	(512) 728-2678	david_frink@dell.com
Jess Blackburn	Dell	(512) 728-8295	jess_blackburn@dell.com
Investor Relations Contacts:
Robert Williams	Dell	(512) 728-7570	robert_williams@dell.com
Shep Dunlap	Dell	(512) 723-0341	shep_dunlap@dell.com
Frank Molina	Dell	(512) 723-5116	frank_molina@dell.com